UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): March 5, 2013

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Legion Place, Suite 1600 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

March 5, 2013

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On March 5, 2013, the Company entered in a secured credit facility agreement with Bridge Bank, N.A. of San Jose, California. Pursuant to this agreement, the Company may submit requests for funding up to 80% of its eligible accounts receivable up to a maximum advance of $1.5 million. The agreement requires the Company to pay an annual facility fee of $7,500 (0.5% of the credit facility) and an annual due diligence fee of $1,000. Interest accrues on the advances at the prime rate plus 2% per annum. The default rate of interest is prime plus 7%. If the agreement is terminated prior to March 5, 2014, then the Company will be required to pay a termination fee of $18,750 (1% of the credit limit divided by 80%).

A press release issued by us on March 8, 2013 announcing the Bridge Bank credit facility is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release issued by IZEA, Inc. on March 8, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: March 8, 2013	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer